UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2024 (October 1, 2024)

SIGA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

31 East 62nd Street New York, New York	10065
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $.0001 par value	SIGA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2024, SIGA Technologies, Inc. (the “Company”) entered into (i) an amendment to the employment agreement with Daniel J. Luckshire, the Company’s Chief Financial Officer (the “Luckshire Amendment”) and (ii) an amendment to the employment agreement with Dr. Dennis E. Hruby, the Company’s Chief Scientific Officer (the “Hruby Amendment”).

The Luckshire Amendment and the Hruby Amendment adjust the mix of Mr. Luckshire and Dr. Hruby’s incentive compensation opportunities to increase the use of long-term incentives and thereby further align their interests with the long-term interests of the Company and its stockholders.  Pursuant to the Luckshire Amendment and the Hruby Amendment, Mr. Luckshire and Dr. Hruby will each be eligible to: (i) earn a target annual bonus equal to (A) with respect to 2025, 75% of the executive’s annual base salary and (B) with respect to 2026 and each calendar year thereafter, 50% of the executive’s annual base salary and (ii) receive grants of equity awards with a target aggregate grant date value equal to (A) in 2025, 50% of the executive’s annual base salary, (B) in 2026, 75% of the executive’s annual base salary and (C) in 2027 and each calendar year thereafter, 100% of the executive’s annual base salary.

In addition, the Luckshire Amendment adjusts certain of Mr. Luckshire’s severance entitlements to align with the severance entitlements of other similarly situated executive officers of the Company.  Specifically, the Luckshire Amendment provides that if Mr. Luckshire experiences a qualifying termination of employment during the period that begins 90 days prior to the occurrence of a change of control of the Company and ends on the second anniversary of the occurrence of a change of control, then Mr. Luckshire will be entitled to, subject to his execution of a release of claims: (i) two times the sum of his annual base salary and target annual bonus opportunity and (ii) eighteen (18) months of COBRA continuation coverage at active employee rates.

The foregoing description of the Luckshire Amendment and the Hruby Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such amendments, which are filed as Exhibits 10.1 and 10.2 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are included in this report:

Exhibit No.	Description
10.1	Amendment to Amended and Restated Employment Agreement between SIGA Technologies, Inc. and Daniel J. Luckshire, dated as of October 1, 2024.
10.2	Second Amendment to Third Amended and Restated Employment Agreement between SIGA Technologies, Inc. and Dennis E. Hruby, dated as of October 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

	By:	/s/ Daniel J. Luckshire
	Name:	Daniel J. Luckshire
	Title:	Chief Financial Officer

Date: October 4, 2024